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                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION

     THIS AGREEMENT, dated as of December 30, 1996, is made by and between IMC Mortgage Company, a Florida corporation ("Buyer"), Mortgage America, Inc., a Michigan Corporation ("MAI"), and Thomas P. LaPorte, Mary M. Reid, Jon LaPorte, and Steven Bartus (individually "Shareholder" and together, jointly and severally, the "Shareholders") and Thomas LaPorte as agent for Shareholders ("Shareholders' Agent").

                               FACTUAL BACKGROUND

     A. The parties have entered into an Asset Purchase Agreement and Plan of Reorganization dated as of December 14, 1996 (the "Purchase Agreement"), pursuant to which Buyer will purchase all of the Business and substantially all the assets of MAI.

     B. The parties wish to modify the Purchase Agreement (i) to modify a provision initially drafted in order to ensure that the transaction complied with a technical NASDAQ rule regarding Shareholder approval, and (ii) to modify the Purchase Price to take into consideration certain outstanding options issued by MAI which will be assumed by Buyer.

                                    AGREEMENT

     In consideration of the mutual agreements contained herein, and for good and valuable consideration, the parties hereto agree that the Purchase Agreement is incorporated herein by this reference and amended and supplemented as set forth hereinafter, effective as of the date hereof:

                                    ARTICLE 1

                                   Definitions

     Section 1.1 Unless otherwise defined herein, the terms used in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.




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                                    ARTICLE 2

                         Contingent Payment/NASDAQ Rules

     Section 2.1 Deletion of present provision. The following sentence contained at the end of Section 3.5(e) (at page 16) of the Purchase Agreement is hereby deleted in its entirety:

          Moreover, in the event the Contingent Payment, combined with the Base Payment and Matched Payment exceed the maximum amount of shares permitted to be issued under NASDAQ rules without the approval of Buyer's shareholders (in the opinion of Buyer's counsel), then Buyer shall pay the maximum number of Exchange Shares permitted to be paid under NASDAQ rules with the balance paid in cash.

     Section 2.2 Substitute Sentence. The following sentence is hereby added to the end of Section 3.5(e) (at page 16) of the Purchase Agreement:

          Buyer covenants that it shall issue such additional common stock to third parties (including stock issued pursuant to secondary offerings, through acquisitions, private placements or otherwise) prior to the time of the Contingent Payment hereunder, as may be necessary so that the amount of the Contingent Payment, combined with the Base Payment and Matched Payment will not exceed the maximum amount of shares permitted to be issued under NASDAQ rules without the approval of the Buyer's shareholders.

                                    ARTICLE 3

                                 Purchase Price

     Section 3.1 Assumption of Options. MAI has issued and outstanding options to purchase 5,097 shares of MAI's common stock pursuant to the Mortgage America, Inc. Stock Option Plan dated December 30 , 1996 (the "MAI Option Plan") which, upon consummation of the Acquisition, will represent options to acquire 167,295 shares of Buyer's Common Stock. Buyer agrees to assume MAI's obligations under such options and to treat the stock options issued by MAI as an option to acquire Common Stock on the terms set forth in the MAI Option Plan.

                                        2




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     Section 3.2  Purchase  Price  Adjustment.  In view of Buyer's  agreement to assume MAI's obligations under the MAI Option Plan, Buyer, MAI and the Shareholders agree that the number of Exchange Shares issued for the Purchase Price will be reduced by 79,465 Exchange Shares so that the Base Payment will be 895,535 Exchange Shares instead of 975,000 Exchange Shares as contemplated by
Section 3.4 of the Purchase Agreement.

                                    ARTICLE 4

                                  Miscellaneous

     Section 4.1 Affirmation. Except to the extent modified herein, all provisions of the Purchase Agreement shall remain in full force and effect.

     Section 4.2 Counterparts. This Agreement may be executed by the parties in separate counterparts, no one of which needs to be executed by all parties. This Agreement shall be effective when executed and delivered by all parties. The Agreement may be delivered by telecopier, with an original to follow by U.S. Mail.

     Section 4.3 Continuation of Prior Agreement. It is the intention of the parties hereto that the Purchase Agreement previously executed by and between the parties shall remain in full force and effect except to the extent inconsistent with this Agreement.

     EXECUTED as of the day and year first above written.

                                                         MORTGAGE AMERICA, INC.

                                                         By:     [signature]
                                                            --------------------
                                                              Its: Chairman

                                       2A




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                                                         IMC MORTGAGE COMPANY

                                                         By: /s/ George Nicholas
                                                            --------------------
                                                            Its: CEO

                                                         /s/ THOMAS P. LaPORTE
                                                            --------------------
                                                            Thomas P. LaPorte

                                                         /s/ MARY M. REID
                                                            --------------------
                                                             Mary M. Reid

                                                         /s/ JON LaPORTE
                                                            --------------------
                                                            Jon LaPorte

                                                         /s/ STEVEN BARTUS
                                                            --------------------
                                                            Steven Bartus

                                        3


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